UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2009

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Glenlake Parkway, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-418-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In a Current Report on Form 8-K dated October 7, 2009, Newell Rubbermaid Inc. (the "Company") previously disclosed that J. Patrick Robinson, the Executive Vice President and Chief Financial Officer of the Company, had informed the Company of his intention to take early retirement. In connection with the election of a successor Chief Financial Officer as described below in (c), Mr. Robinson resigned as Executive Vice President and Chief Financial Officer effective December 7, 2009.

(c) On December 3, 2009, the Company announced the appointment of Juan Figuereo as Executive Vice President and Chief Financial Officer effective December 7, 2009 (the "Hire Date"). Under the Company’s By-Laws, officers are elected annually after each Annual Meeting of Stockholders, and Mr. Figuereo’s term of office shall continue until his successor is elected and qualified or until his earlier resignation or removal. A copy of the news release announcing Mr. Figuereo’s election is attached hereto as Exhibit 99.1.

Mr. Figuereo, 54, most recently served as Chief Financial Officer of Cott Corporation (a non-alcoholic beverage company and retailer brand soft drink provider) from March 2007 to September 2009. Prior to joining Cott, he served as Vice President, Mergers and Acquisitions for Wal-Mart International from July 2003 to March 2007. Prior to July 2003, he spent 15 years with PepsiCo in a variety of international finance and general management roles, first within the Pepsi-Cola organization and then in the Frito-Lay business. He held Chief Financial Officer roles for Frito-Lay in Southern Europe, and for Pepsi-Cola Latin America, as well as a stint as seconded CFO of the largest Pepsi bottler in Brazil.

Mr. Figuereo was not selected pursuant to any arrangement or understanding between him and any other person. Other than his employment relationship, Mr. Figuereo does not have a direct or indirect material interest in any transaction to which the Company is a party. There are no family relationships between Mr. Figuereo and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

The material components of Mr. Figuereo’s compensation are as follows:

(i) Base salary of $520,000 per year.

(ii) A signing bonus of $150,000.

(iii) An annual bonus opportunity under the Company’s Management Cash Bonus Plan (the "Bonus Plan") with a target payout equal to 75% of base salary and a maximum payout equal to 150% of base salary, based on attainment of applicable performance criteria and payout levels. Mr. Figuereo will first be eligible to participate in the Bonus Plan beginning in 2010.

(iv) A Company-paid automobile lease for a vehicle worth up to $60,000.

(v) Beginning in 2010, participation in the Company’s Long-Term Incentive Plan (the "LTIP"), under which Mr. Figuereo will be granted annual awards of stock options and restricted stock units under the Company’s 2003 Stock Plan. The value of Mr. Figuereo’s target award under the LTIP will be equal to 170% of base salary, and stock options and restricted stock units issued under the LTIP are subject to a three-year cliff vesting period.

(vi) Participation in the Company’s 2008 Deferred Compensation Plan and in other benefit plans provided to Company employees generally, including the Total Retirement Savings Program. Under the Total Retirement Savings Program, Mr. Figuereo will receive an annual Company contribution to his 401(k) Savings Plan account equal to 4% of his eligible earnings.

(vii) A one-time grant of a stock option under the Company’s 2003 Stock Plan to acquire 50,000 shares of Company stock subject to a three-year cliff vesting period, with an exercise price equal to the closing price of the Company stock on the Hire Date.

(viii) A one-time award on the Hire Date, of 15,000 time-based restricted stock units under the Company’s 2003 Stock Plan, with a three-year cliff vesting period.

(ix) An additional one-time award in February 2010, of 10,000 time-based restricted stock units under the Company’s 2003 Stock Plan, with a three-year cliff vesting period.

(x) Participation in the Company’s executive relocation program.

The Company will also enter into an employment security agreement (the "ESA") with Mr. Figuereo. A complete copy of the form ESA to be entered into by Mr. Figuereo is filed with this Current Report as Exhibit 10.1 and incorporated herein by this reference.

The form of ESA provides for the continuation of an executive’s salary, bonus and certain employee benefits for a severance period of 24 months upon an involuntary termination of employment without "good cause," or a voluntary termination of employment for "good reason," occurring within 24 months after a "change in control" of the Company. Within 30 days after any such termination, the executive will receive a lump sum severance payment equal to (i) two times the sum of (A) the executive’s annual base salary, determined as of the date of the change in control or, if higher, the date of employment termination and (B) the executive’s target bonus on the date of the change in control or, if higher, the date of termination, and assuming the attainment of performance goals at the 100% level, plus (ii) the executive's target bonus multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the date of termination occurs through the date of termination and the denominator of which is 365.

Following such a termination of employment, (i) the executive will receive all benefits accrued under the Company’s incentive and retirement plans and he will become fully vested under the Company’s 2008 Deferred Compensation Plan and 401(k) Plan, (ii) all Company stock options held by the executive will become immediately exercisable and remain exercisable for a period of three years thereafter or, if shorter, the remaining term of the options, all restrictions on Company restricted stock and restricted stock units held by the executive will lapse, and all performance goals on Company performance awards to the executive will be deemed satisfied at the target level; (iii) the executive and his spouse and eligible dependents will continue to be covered by all welfare plans of the Company during the severance period, until the executive is eligible for coverage under similar plans from a new employer (with coverage provided under a group health plan to be provided under COBRA with the executive responsible for that portion of COBRA premiums that would have been paid by the executive for coverage if he were an active employee), and (iv) the executive will be eligible for six months of outplacement services.

The form of ESA does not provide for a gross-up payment to the executive to cover any excise and related income tax liability under Section 4999 of the Internal Revenue Code as a result of any payment or benefit arising under the ESA. Rather, payments and benefits payable to an executive would be reduced to the extent necessary so that no excise tax would be imposed if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. If the executive dies during the severance period, all amounts payable during the remainder of the severance period will be paid to his surviving spouse, and such spouse will continue to be covered under all applicable welfare plans.

The ESA contains restrictive covenants which prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided services, without the Company’s consent and (ii) soliciting the Company’s agents and employees. These restrictive covenants remain in effect for a period of 24 months following any termination of employment.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.1 Form of Employment Security Agreement
99.1 News Release dated December 3, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

December 3, 2009	By:	/s/ Dale L. Matschullat

Name: Dale L. Matschullat
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Employment Security Agreement
99.1	News Release dated December 3, 2009